Exhibit 99.1

Recycool, Inc.

Financial Statements

December 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Recycool, Inc.
Forest Lake, Minnesota

We have audited the accompanying balance sheets of Recycool, Inc., a Minnesota corporation, as of December 31, 2011 and December 31, 2010, and the related statements of operations, shareholders’ equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recycool, Inc. as of December 31, 2011 and December 31, 2010, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Jorgensen & Co.
(a registered pubic accounting firm)

/s/  Jorgensen & Co.

February 11, 2012
Bellevue, WA

Recycool, Inc.
Balance Sheets
As of December 31, 2011 and 2010

	2011	2010
Assets

Current Assets
Cash	$43,033	$47,278
Accounts Receivable (net)	47,338	56,030
Inventory	10,390	12,200
Prepaid expenses	2,353	5,712
Total current assets	103,114	121,220

Property Plant and Equipment

Plant and equipment	279,263	277,230
Accumulated Depreciation	(133,416)	(115,389)
Property plant and equipment net	145,847	161,841

Net Assets	$248,961	$283,061

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable and accrued expenses	4,031	13,245
Total liabilities	4,031	13,245

Common stock, $1.00 stated value (900 shares authorized issued and outstanding at 12/31/10 and 12/31/09)	900	900

Retained Earnings	244,030	268,916
Total equities	244,930	269,816

Total liabilities and shareholders’ equity	$248,961	$283,061

See accompanying notes to financial statements.

Recycool, Inc.
Statements of Operations
As of December 31, 2011 and 2010

	Year Ended December 31,
	2011	2010

Net Sales	$421,243	$411,353
Cost of goods sold
Cost of goods sold	226,448	188,287
Gross profit	194,795	223,066

Expenses
Compensation	57,110	54,641
Other general and administrative	23,654	14,009
Legal and professional	23,417	1,203
Total expenses	104,181	69,853

Other income and expenses
Miscellaneous income		2,145
Income from operations before income tax	90,614	155,358

Income taxes	-	-

Net income	$90,614	$155,358

Primary and fully diluted income per share:	$100.68	$172.62

Weighted average number of shares outstanding:	900	900

See accompanying notes to financial statements.

Recycool, Inc.
Statement of Shareholders’ Equity
As of December 31, 2011 and 2010

	Common Stock
		Par Value $1/share	Retained Earnings	Shareholders' Equity
	Shares

Balance, December 31, 2009	900	$900	$290,558	$291,458

Dividends paid	-	-	(177,000)	(177,000)

Net income for year	-	-	155,358	155,358
Balance, December 31, 2010	900	900	268,916	269,816

Dividends paid	-	-	(115,500)	(115,500)

Net income for year	-	-	90,614	90,614
Balance, December 31, 2011	900	$900	$244,030	$244,930

See accompanying notes to financial statements.

Recycool, Inc.
Statement of Cash Flows
As of December 31, 2011 and 2010

	Year Ended December 31,
	2011	2010

Net Cash Flow From Operating Activities
Net income from operations	$90,614	$155,358
Adjustments to reconcile net loss to net cash used by operating activities
Bad debt expense	2,821	2,761
Depreciation expense	18,027	18,349
Changes in Operating accounts
Accounts receivable (net) - (increase) decrease	5,870	(2,484)
Inventory - (increase) decrease	1,810	2,128
Prepaid expenses - (increase) decrease	3,360	(30)
Accounts payable - increase (decrease)	(9,214)	3,910
Net cash provided by operating activities	113,288	179,991

Investing Activities
Purchase office equipment	(2,033)	(941)
Net cash used for investing activities	(2,033)	(941)

Financing Activities
Dividends	(115,500)	(177,000)
Net cash used by financing activities	(115,500)	(177,000)

Increase (decrease) in cash for year	(4,245)	2,050

Cash at the beginning of the year	47,278	45,228

Cash at end of year	$43,033	$47,278

Interest paid during year	$0	$0
Taxes paid during year	$0	$0

See accompanying notes to financial statements.

Recycool, Inc.
Notes to the Financial Statements
December 31, 2011 and 2010

NOTE 1 - Organization and Nature of Business

Recycool, Inc. (“the Company”) was incorporated in Minnesota on May 15, 1995. The Company’s principal offices are located in Forest Lake, MN and its plant facility is located in Saint Paul, MN. The company collects, processes and sells ethylene glycol based coolant. Besides automotive antifreeze/coolant, the company has the capability of making heat transfer fluids as well as a number of other glycol-based products. All products meet or exceed appropriate industry and manufacturer specifications, and the pre-mixed antifreeze/coolant products are guaranteed to freeze protect down to -34 degrees Fahrenheit. The Company collects used antifreeze/coolant from various sources and has been able to operate continuously without major fluctuations due to the economy.

On January 4 2012, the Company sold substantially all of its assets to GlyEco Acquisition Corp #1. (“GEAC #`1”), a wholly-owned subsidiary of GlyEco, Inc. (GLYE.OB).  Immediately upon the closing, GEAC #1 filed for a fictitious name registration with the State of Minnesota as follows: GlyEco Acquisition Corp #1 d/b/a Recycool, Inc.  See Note No. 9 – Subsequent Events.

NOTE 2 – Accounting Policies

The following summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
As of December 31, 2011 and 2010, the Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits.

Fair Value of Financial Instruments
The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Basic and Diluted Earnings
The Company computes net income (loss) per share in accordance with FASB Codification 260, "Earnings per Share". FASB Codification 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding during the period. In computing Diluted EPS the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive, which is the case for the Company for the years ended December 31, 2011 and 2010. The Company did not have dilutive securities outstanding during either 2011 or 2010.

Revenue Recognition
Revenue is recognized as product is shipped and collection is reasonably assured.

Recycool, Inc.
Notes to the Financial Statements
December 31, 2011 and 2010

Cost of Goods Sold
Cost of goods sold includes accumulated cost to process the raw materials and costs associated with delivery of the finished goods; however, such costs are not material to the valuation of the finished goods sold. Direct cost include cost directly associated with the acquisition and change in inventory and include costs for equipment depreciation, natural gas, used glycol and additives, waste incineration and labor.

Accounts Receivable
Management provides for an allowance for uncollectable accounts to reflect uncertainties about collection based upon management's periodic assessment of the quality of the receivables. Accounts receivable are written off when Management determines it is highly unlikely that the amount owed will be paid. The allowance account is based on a percentage of sales adjusted at the end of each year after considering the past due amounts.

Inventories
Inventories consist of raw materials, work-in-process and finished goods. Management estimates the values of the components of ending inventories based on actual costs, which approximates first in first out inasmuch as price changes have been historically nominal.

Raw materials, principally used glycol and additives, are stated at acquisition cost. Management estimates that approximately 45% of the used glycol on hand at any given time had been acquired free of charge from the Company’s customers wishing to recycle their used glycol.

Cumulative costs for the work-in-process inventory include the cost of the raw material plus costs added through the Company’s process of cleaning the used glycol. These costs include direct cost such as natural gas, electricity, supplies, waste incineration, labor, and overhead costs such as depreciation of factory equipment and facilities rental costs.

Finished goods valuation includes the aggregated work-in-process costs plus the costs associated with processing the work-in-process with specific additives for the final salable product.

The Company acquires, processes, and sells inventory based on current demand so that the quantities or dollar amounts of the component inventories do not fluctuate significantly from period to period so that inventories are not large in either dollars or quantities at any given time.

Property and Equipment
Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and improvements that materially extend the life of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Additions to plant and equipment in excess of $500 are capitalized.

Depreciation is computed by using the straight-line method over the estimated useful lives of the assets.

Income Taxes
As of December 31, 2011 and 2010, the Company was an "S" Corporation for federal income tax purposes. No provision for income tax expense or liability is recorded in the financial statements because, under the federal income tax provisions for S corporations, the individual shareholders, rather than the corporation are liable for the federal income tax consequence of the Company’s profits and losses.

Recently Issued Accounting Pronouncements
As of December 31, 2011, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Recycool, Inc.
Notes to the Financial Statements
December 31, 2011 and 2010

NOTE 3 – Accounts Receivable

As of December 31, 2011 and 2010, the Company’s net accounts receivable were $51,831 and $56,030, respectively.

As of December 31, 2010 and 2009, the allowance for doubtful accounts was $3,308 and $3,614, respectively.

NOTE 4 – Inventory

The following shows the components of ending inventory at December 31, 2011 and 2010.

	12/31/11	12/31/10
Raw Material	$3,633	$4,821
Work in process	4,323	4,544
Finished goods	2,435	2,835
	$10,391	$12,200

NOTE 5 – Equipment

	12/31/11	12/31/10
Office Equipment	$11,905	$11,905
Plant	208,771	208,771
Vehicles	56,554	56,554
Accumulated Depreciation	(129,001)	(115,839)
	$148,229	$161,841

In accordance with ASC 360, the useful lives of the assets ranged from 3-10 years

For the years ended December 31, 2011 and 2010, the Company recognized depreciation expense of $13,612 and $18,349, respectively.

NOTE 6 – Major Suppliers

For the years ended December 31, 2011 and 2010, three suppliers accounted for approximately 60% of the used glycol acquired for raw materials and one supplier provided substantially all of the additives used by the Company.

NOTE 7 – Equity

Common Stock
As of December 31, 2011, the Company was organized as a Subchapter S Corporation with three shareholders, each holding 300 shares of the Company $1 stated value capital stock.

Income Taxes
As of December 31, 2011, the Company was an "S" Corporation for federal income tax purposes. Profits and losses realized by the Company are taxed at the  individual shareholder level. The State of Minnesota does not tax income but does charge a fee, or tax, called a minimum fee. For the years ended December 31, 2011 and 2010, the minimum was $100, respectively.

Recycool, Inc.
Notes to the Financial Statements
December 31, 2011 and 2010

NOTE 8 – Commitments and Contingencies

Long-Term Lease
The Company leases its office and warehouse space located at 1050 33rd Avenue SE, St. Paul, MN from Bolger Family Ltd. Partnership.

For the years ended December 31, 2011 and 2010, the rent was $20,628.and $20,628.,, respectively. The current lease expires on April 30, 2013. The anticipated amount of rent will be approximately $20,628 for 2012 and $6,876 for 2013, if the lease is not renewed.

NOTE 9 – Subsequent Events

On January 4 2012, the Company sold substantially all of its assets to GlyEco Acquisition Corp #1. (“GEAC #`1”), a wholly-owned subsidiary of GlyEco, Inc. (GLYE.OB).  Immediately upon the closing, GEAC #1 filed for a fictitious name registration with the State of Minnesota as follows: GlyEco Acquisition Corp #1 d/b/a Recycool, Inc.

The following table reflects the purchase price allocation, in accordance with ASC 805, as agreed to by the parties:

Asset Purchase
Agreement
Identifiable Assets
Cash	$10,000
Inventory	10,000
Accounts receivable < 90 days	35,000
Equipment	401,700
Customer list	5,000
Trade name, logo and trade secrets	5,000
Subtotal	$466,700
Less: assumed liabilities	8,100
Total identifiable assets, net of assumed liabilities	$458,600

Consideration Paid
525,000 shares of common stock of GlyEco, Inc. (GLYE) - $1/share	$525,000
8,100 shares of common stock of GlyEco, Inc. (GLYE) - $1/share	8,100
Total consideration paid	$533,100

Less: Total identifiable assets, net of assumed liabilities	458,600

Goodwill	$74,500